Exhibit 99.1

Air Lease Corporation Announces Fourth Quarter and Fiscal Year 2013 Results

Los Angeles, California, February 27, 2014 — Air Lease Corporation (ALC) (NYSE: AL) announced today financial results for the quarter and fiscal year ended December 31, 2013.

Highlights

Air Lease Corporation reports another consecutive quarter of fleet, revenue and profitability growth:

•                  Diluted EPS increased 45% to $0.55 per share for the three months ended December 31, 2013 compared to $0.38 per share for the three months ended December 31, 2012. Diluted EPS increased 41% to $1.80 per share for the year ended December 31, 2013 compared to $1.28 per share for the year ended December 31, 2012.

•                  Revenues increased 28% to $243 million for the three months ended December 31, 2013 compared to $190 million for the three months ended December 31, 2012. Revenues increased 31% to $859 million for the year ended December 31, 2013 compared to $656 million for the year ended December 31, 2012.

•                  Income before taxes increased 48% to $91 million with a pretax margin of 37% for the three months ended December 31, 2013 compared to income before taxes of $61 million with a pretax margin of 32% for the three months ended December 31, 2012. Income before taxes increased 44% to $293 million with a pretax margin of 34% for the year ended December 31, 2013 compared to income before taxes of $204 million with a pretax margin of 31% for the year ended December 31, 2012.

•                  Successfully placed all new aircraft deliveries through 2015.

•                  Recorded $18.9 million in gains on aircraft sales, trading and other activity for the year ended December 31, 2013.

•                  Completed our debut investment grade senior unsecured notes offering in November 2013 issuing $700 million of public bonds with a coupon of 3.375%, maturing in 2019.

•                  Our Board of Directors declared a quarterly cash dividend of $0.03 per share on our outstanding common stock.

The following table summarizes the results for the three months and years ended December 31, 2013 and 2012 (in thousands, except share amounts):

	Three Months Ended			Year Ended
	December 31,			December 31,
	2013	2012	% change	2013	2012	% change
Revenues	$242,901	$190,095	27.8%	$858,675	$655,746	30.9%
Income before taxes	$90,571	$61,286	47.8%	$293,442	$203,973	43.9%
Net income	$58,847	$39,809	47.8%	$190,411	$131,919	44.3%
Cash provided by operating activities	$161,427	$118,533	36.2%	$654,213	$491,029	33.2%
Diluted EPS	$0.55	$0.38	44.7%	$1.80	$1.28	40.6%
Adjusted net income(1)	$65,884	$47,989	37.3%	$219,767	$163,404	34.5%
Adjusted EBITDA(1)	$220,043	$173,768	26.6%	$785,981	$596,451	31.8%

(1) See notes 1 and 2 to the Consolidated Statements of Income included in this earnings release for a discussion of the non-GAAP measures adjusted net income and adjusted EBITDA

“ALC grew all of its key operating metrics in 2013.  We punctuated the year by recording the Company’s highest pretax operating margin to date of 37.3% in the fourth quarter.  Our fleet remains very young with long leases attached to a globally diversified group of airlines, which strongly enhances the Company’s credit profile.   Another year of global traffic growth over 5% has generated strong demand for our future aircraft deliveries and positions the Company very well to continue to help airlines modernize aging aircraft fleets,” said Steven F. Udvár-Hazy, Chairman and Chief Executive Officer of Air Lease Corporation.

“Our fleet of aircraft continues to be 100% leased with a stable portfolio lease rate factor and our customers are performing well overall.  Having now profitably placed all of our new aircraft deliveries through 2015, our focus turns to 2016 where we begin transitioning to our strong order book of new generation aircraft including A321 NEO, A350, Boeing 737 Max, and Boeing 787 aircraft.” said John L. Plueger, President and Chief Operating Officer of Air Lease Corporation.

Fleet Growth

As of December 31, 2013, we owned 193 aircraft in our operating lease portfolio and we leased the aircraft to a globally diversified customer base of 79 airlines in 47 countries. During the fiscal year ended December 31, 2013, we delivered 34 aircraft from our new order pipeline, plus six incremental aircraft acquired in the secondary market. During the quarter ended December 31, 2013, we delivered 11 aircraft from our new order pipeline, plus two incremental aircraft acquired in the secondary market. In addition, we sold an aircraft from our operating lease portfolio and we had an insured loss of one aircraft during the quarter ended December 31, 2013.

Below are portfolio metrics of our fleet as of December 31, 2013 and December 31, 2012:

	December 31, 2013	December 31, 2012
Fleet size	193	155
Weighted-average fleet age(1)	3.7 years	3.5 years
Weighted-average remaining lease term(1)	7.1 years	6.8 years
Aggregate fleet net book value	$ 7.6 billion	$ 6.3 billion

   (1)      Weighted-average fleet age and remaining lease term calculated based on net book value.

Over 90% of our aircraft are operated internationally. The following table sets forth the percentage of net book value of our aircraft portfolio in the indicated regions as of December 31, 2013 and December 31, 2012:

	December 31, 2013	December 31, 2012
Region	% of Net Book Value	% of Net Book Value
Asia/Pacific	43.6%	35.9%
Europe	34.9	38.4
Central America, South America and Mexico	10.9	12.6
U.S. and Canada	5.7	7.3
The Middle East and Africa	4.9	5.8
Total	100.0%	100.0%

The following table sets forth the number of aircraft we leased by aircraft type as of December 31, 2013 and December 31, 2012:

	December 31, 2013		December 31, 2012
Aircraft type	Number of Aircraft	% of Total	Number of Aircraft	% of Total
Airbus A319/320/321	55	28.5%	41	26.4%
Airbus A330-200/300	21	10.9	17	11.0
Boeing 737-700/800	60	31.1	46	29.7
Boeing 767-300ER	3	1.5	3	1.9
Boeing 777-200/300ER	7	3.6	7	4.5
Embraer E175/190	31	16.1	31	20.0
ATR 72-600	16	8.3	10	6.5
Total	193	100.0%	155	100.0%

Debt Financing Activities

We ended 2013 with total debt outstanding of $5.9 billion as compared to $4.4 billion in 2012.  This included total unsecured debt of $4.3 billion, as compared to $2.6 billion in 2012. Since our inception, we have built a globally diversified 43 member banking group, which has provided us in excess of $4.4 billion in financing and we have successfully accessed the debt capital markets for $3.3 billion in unsecured financing.  In 2013, we increased our unsecured debt as a percentage of total debt to 73.5%, as compared to 60.2% in 2012. Our fixed rate debt, as a percentage of total debt, increased to 62.0%, as compared to 53.9% in 2012.  Additionally, we have reduced our composite cost of funds to 3.60%, as compared to 3.94% in 2012.

During the fiscal year ended December 31, 2013, we raised $2.6 billion in debt financing. This was comprised principally of $1.3 billion in senior unsecured notes and $957.0 million in additional capacity under our Syndicated Unsecured Revolving Credit Facility, which now totals $2.0 billion.

In the fourth quarter 2013, we raised $1.2 billion in debt financing.  This was comprised principally of $885.0 million in senior unsecured notes and $300 million in additional capacity under our Syndicated Unsecured Revolver.

Our financing strategy remains focused on raising unsecured debt in the global bank and capital markets. In May 2013, the Company received a corporate credit rating of A- from Kroll Bond Ratings, followed by a second investment grade corporate credit rating of BBB- from S&P with a stable outlook in August 2013, further broadening our access to attractively priced capital.

The Company’s debt financing was comprised of the following at December 31, 2013 and December 31, 2012:

	December 31, 2013	December 31, 2012
	(dollars in thousands)
Unsecured
Senior notes	$3,055,620	$1,775,000
Revolving credit facilities	808,000	420,000
Term financings	247,722	248,916
Convertible senior notes	200,000	200,000
Total unsecured debt financing	4,311,342	2,643,916

Secured
Warehouse facilities	828,418	1,061,838
Term financings	654,369	688,601
Export credit financing	71,539	—
Total secured debt financing	1,554,326	1,750,439

Total secured and unsecured debt financing	5,865,668	4,394,355
Less: Debt discount	(12,351)	(9,623)
Total debt	$5,853,317	$4,384,732

Selected interest rates and ratios:
Composite interest rate(1)	3.60%	3.94%
Composite interest rate on fixed rate debt(1)	4.56%	5.06%
Percentage of total debt at fixed rate	61.98%	53.88%

(1) This rate does not include the effect of upfront fees, undrawn fees or issuance cost amortization.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on February 27, 2014 at 4:30 PM Eastern Time to discuss the Company’s financial results for 2013.

Investors can participate in the conference call by dialing (866) 318-8619 domestic or (617) 399-5138 international. The passcode for the call is 81358770.

For your convenience, the conference call can be replayed in its entirety beginning at 8:30 PM ET on February 27, 2014 until 11:59 PM ET March 6, 2014. If you wish to listen to the replay of this conference call, please dial (888) 286-8010 domestic or (617) 801-6888 international and enter passcode 17301262.

About Air Lease Corporation

Air Lease Corporation is a leading aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing new commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC’s website at www.airleasecorp.com.

Contact

Investors:

Ryan McKenna
Vice President

Email: rmckenna@airleasecorp.com

Media:

Laura St. John
Manager, Media and Investor Relations
Email: lstjohn@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•                  our inability to make acquisitions of, or lease, aircraft on favorable terms;

•                  our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•                  our inability to obtain refinancing prior to the time our debt matures;

•                  impaired financial condition and liquidity of our lessees;

•                  deterioration of economic conditions in the commercial aviation industry generally;

•                  increased maintenance, operating or other expenses or changes in the timing thereof;

•                  changes in the regulatory environment;

•                  our inability to effectively deploy the net proceeds from our capital raising activities;

•                  potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and

•                  the factors discussed under “Part 1 - Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended
December 31, 2013 and other SEC filings

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

###

Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	December 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$270,173	$230,089
Restricted cash	87,308	106,307

Flight equipment subject to operating leases	8,234,315	6,598,898
Less accumulated depreciation	(621,180)	(347,035)
	7,613,135	6,251,863

Deposits on flight equipment purchases	1,075,023	564,718
Deferred debt issue costs—less accumulated amortization of $51,578 and $32,288 as of December 31, 2013 and December 31, 2012, respectively	90,249	74,219
Other assets	196,716	126,428
Total assets	$9,332,604	$7,353,624
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$131,223	$90,169
Debt financing, net of discounts	5,853,317	4,384,732
Security deposits and maintenance reserves on flight equipment leases	569,847	412,223
Rentals received in advance	61,520	41,137
Deferred tax liability	193,263	92,742
Total liabilities	$6,809,170	$5,021,003
Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 101,822,676 and 99,417,998 shares at December 31, 2013 and December 31, 2012, respectively	1,009	991
Class B Non-Voting Common Stock, $0.01 par value; authorized 10,000,000 shares; issued and outstanding 0 and 1,829,339 shares at December 31, 2013 and December 31, 2012, respectively	—	18
Paid-in capital	2,209,566	2,198,501
Retained earnings	312,859	133,111
Total shareholders’ equity	$2,523,434	$2,332,621
Total liabilities and shareholders’ equity	$9,332,604	$7,353,624

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues
Rental of flight equipment	$226,279	$186,210	$836,516	$645,853
Aircraft sales, trading and other	16,622	3,885	22,159	9,893
Total revenues	242,901	190,095	858,675	655,746

Expenses
Interest	43,099	39,111	168,743	130,419
Amortization of discounts and deferred debt issue costs	7,056	5,441	23,627	16,994
Interest expense	50,155	44,552	192,370	147,413

Depreciation of flight equipment	75,580	61,414	280,037	216,219
Selling, general and administrative	22,820	15,703	71,212	56,453
Stock-based compensation	3,775	7,140	21,614	31,688
Total expenses	152,330	128,809	565,233	451,773

Income before taxes	90,571	61,286	293,442	203,973
Income tax expense	(31,724)	(21,477)	(103,031)	(72,054)
Net income	$58,847	$39,809	$190,411	$131,919

Net income per share of Class A and Class B Common Stock:
Basic	$0.58	$0.39	$1.88	$1.31
Diluted	$0.55	$0.38	$1.80	$1.28
Weighted-average shares outstanding:
Basic	101,792,573	101,247,337	101,529,137	100,991,871
Diluted	109,632,661	107,899,560	108,963,550	107,656,463

Other financial data:
Adjusted net income(1)	$65,884	$47,989	$219,767	$163,404
Adjusted EBITDA(2)	$220,043	$173,768	$785,981	$596,451

(1)                 Adjusted net income (defined as net income before stock-based compensation expense and non-cash interest expense, which includes the amortization of discounts and debt issuance costs) is a measure of both operating performance and liquidity that is not defined by United States generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted net income is presented as a supplemental disclosure because management believes that it may be a useful performance measure that is used within our industry. We believe adjusted net income provides useful information on our earnings from ongoing operations, our ability to service our long-term debt and other fixed obligations, and our ability to fund our expected growth with internally generated funds. Set forth below is additional detail as to how we use adjusted net income as a measure of both operating performance and liquidity, as well as a discussion of the limitations of adjusted net income as an analytical tool and a reconciliation of adjusted net income to our GAAP net income and cash flow from operating activities.

Operating Performance:    Management and our Board of Directors use adjusted net income in a number of ways to assess our consolidated financial and operating performance, and we believe this measure is helpful in identifying trends in our performance. We use adjusted net income as a measure of our consolidated operating performance exclusive of income and expenses that relate to the financing, income taxes, and capitalization of the business. Also, adjusted net income assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily one-time amortization of convertible debt discounts) and stock-based compensation expense from our operating results. In addition, adjusted net income helps management identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance. Accordingly, we believe this metric measures our financial performance based on operational factors that we can influence in the short term, namely the cost structure and expenses of the organization.

Liquidity:    In addition to the uses described above, management and our Board of Directors use adjusted net income as an indicator of the amount of cash flow we have available to service our debt obligations, and we believe this measure can serve the same purpose for our investors.

Limitations:    Adjusted net income has limitations as an analytical tool, and you should not considered in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are as follows:

•    adjusted net income does not reflect (i) our cash expenditures or future requirements for capital expenditures or contractual commitments, or (ii) changes in or cash requirements for our working capital needs; and

•    our calculation of adjusted net income may differ from the adjusted net income or analogous calculations of other companies in our industry, limiting its usefulness as a comparative measure.

The following tables show the reconciliation of net income and cash flows from operating activities, the most directly comparable GAAP measures of performance and liquidity, to adjusted net income (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Reconciliation of cash flows from operating activities to adjusted net income:
Net cash provided by operating activities	$161,427	$118,533	$654,213	$491,029
Depreciation of flight equipment	(75,580)	(61,414)	(280,037)	(216,219)
Stock-based compensation	(3,775)	(7,140)	(21,614)	(31,688)
Deferred taxes	(31,329)	(21,477)	(102,636)	(72,050)
Tax benefits from stock-based compensation arrangements	2,115	—	2,115	—
Amortization of discounts and deferred debt issue costs	(7,056)	(5,441)	(23,627)	(16,994)
Changes in operating assets and liabilities	13,045	16,748	(38,003)	(22,159)
Net income	58,847	39,809	190,411	131,919
Amortization of discounts and deferred debt issue costs	7,056	5,441	23,627	16,994
Stock-based compensation	3,775	7,140	21,614	31,688
Tax effect	(3,794)	(4,401)	(15,885)	(17,197)
Adjusted net income	$65,884	$47,989	$219,767	$163,404

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Reconciliation of net income to adjusted net income:
Net income	$58,847	$39,809	$190,411	$131,919
Amortization of discounts and deferred debt issue costs	7,056	5,441	23,627	16,994
Stock-based compensation	3,775	7,140	21,614	31,688
Tax effect	(3,794)	(4,401)	(15,885)	(17,197)
Adjusted net income	$65,884	$47,989	$219,767	$163,404

(2)                 Adjusted EBITDA (defined as net income before net interest expense, stock-based compensation expense, income tax expense, and depreciation and amortization expense) is a measure of both operating performance and liquidity that is not defined by GAAP and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA is presented as a supplemental disclosure because management believes that it may be a useful performance measure that is used within our industry. We believe adjusted EBITDA provides useful information on our earnings from ongoing operations, our ability to service our long-term debt and other fixed obligations, and our ability to fund our expected growth with internally generated funds. Set forth below is additional detail as to how we use adjusted EBITDA as a measure of both operating performance and liquidity, as well as a discussion of the limitations of adjusted EBITDA as an analytical tool and a reconciliation of adjusted EBITDA to our GAAP net income and cash flow from operating activities.

Operating Performance:    Management and our Board of Directors use adjusted EBITDA in a number of ways to assess our consolidated financial and operating performance, and we believe this measure is helpful in identifying trends in our performance. We use adjusted EBITDA as a measure of our consolidated operating performance exclusive of income and expenses that relate to the financing, income taxes, and capitalization of the business. Also, adjusted EBITDA assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily one-time amortization of convertible debt discounts) and stock-based compensation expense from our operating results. In addition, adjusted EBITDA helps management identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance. Accordingly, we believe this metric measures our financial performance based on operational factors that we can influence in the short term, namely the cost structure and expenses of the organization.

Liquidity: In addition to the uses described above, management and our Board of Directors use adjusted EBITDA as an indicator of the amount of cash flow we have available to service our debt obligations, and we believe this measure can serve the same purpose for our investors.

Limitations:    Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are as follows:

•    adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•    adjusted EBITDA does not reflect changes in or cash requirements for our working capital needs;

•    adjusted EBITDA does not reflect interest expense or cash requirements necessary to service interest or principal payments on our debt; and

•    other companies in our industry may calculate these measures differently from how we calculate these measures, limiting their usefulness as comparative measures.

The following tables show the reconciliation of net income and cash flows from operating activities, the most directly comparable GAAP measures of performance and liquidity, to adjusted EBITDA (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Reconciliation of cash flows from operating activities to adjusted EBITDA:
Net cash provided by operating activities	$161,427	$118,533	$654,213	$491,029
Depreciation of flight equipment	(75,580)	(61,414)	(280,037)	(216,219)
Stock-based compensation	(3,775)	(7,140)	(21,614)	(31,688)
Deferred taxes	(31,329)	(21,477)	(102,636)	(72,050)
Tax benefits from stock-based compensation arrangements	2,115	—	2,115	—
Amortization of discounts and deferred debt issue costs	(7,056)	(5,441)	(23,627)	(16,994)
Changes in operating assets and liabilities	13,045	16,748	(38,003)	(22,159)
Net income	58,847	39,809	190,411	131,919
Net interest expense	50,117	43,928	190,888	144,571
Income taxes	31,724	21,477	103,031	72,054
Depreciation	75,580	61,414	280,037	216,219
Stock-based compensation	3,775	7,140	21,614	31,688
Adjusted EBITDA	$220,043	$173,768	$785,981	$596,451

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Reconciliation of net income to adjusted EBITDA:
Net income	$58,847	$39,809	$190,411	$131,919
Net interest expense	50,117	43,928	190,888	144,571
Income taxes	31,724	21,477	103,031	72,054
Depreciation	75,580	61,414	280,037	216,219
Stock-based compensation	3,775	7,140	21,614	31,688
Adjusted EBITDA	$220,043	$173,768	$785,981	$596,451

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2013	2012
Operating Activities

Net income	$190,411	$131,919
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	280,037	216,219
Stock-based compensation	21,614	31,688
Deferred taxes	102,636	72,050
Tax benefits from stock-based compensation arrangements	(2,115)	—
Amortization of discounts and deferred debt issue costs	23,627	16,994
Changes in operating assets and liabilities:
Other assets	(21,887)	(18,758)
Accrued interest and other payables	39,507	25,797
Rentals received in advance	20,383	15,120
Net cash provided by operating activities	654,213	491,029
Investing Activities
Acquisition of flight equipment under operating lease	(1,329,619)	(1,899,231)
Payments for deposits on flight equipment purchases	(828,839)	(418,278)
Proceeds from disposal of flight equipment	97,748	47,490
Acquisition of furnishings, equipment and other assets	(125,184)	(74,905)
Net cash used in investing activities	(2,185,894)	(2,344,924)
Financing Activities
Issuance of common stock	—	43
Cash dividends paid	(7,608)	—
Tax withholdings related to vesting of restricted stock units	(12,664)	(7,312)
Tax benefits from stock-based compensation arrangements	2,115	—
Net change in unsecured revolving facilities	388,000	62,000
Proceeds from debt financings	1,608,854	2,115,607
Payments in reduction of debt financings	(531,831)	(432,129)
Restricted cash	18,999	(10,150)
Debt issue costs	(37,535)	(42,149)
Security deposits and maintenance reserve receipts	172,662	142,541
Security deposits and maintenance reserve disbursements	(29,227)	(26,272)
Net cash provided by financing activities	1,571,765	1,802,179
Net increase/(decrease) in cash	40,084	(51,716)
Cash and cash equivalents at beginning of period	230,089	281,805
Cash and cash equivalents at end of period	$270,173	$230,089
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $32,659 and $19,388 at December 31, 2013 and 2012	$188,464	$124,731
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest and deposits on flight equipment purchases applied to acquisition of flight equipment and other assets	$410,441	$377,892
Cash dividends declared, not yet paid	$3,055	$—
Net book value of flight equipment under operating leases that was transferred to other assets to record proceeds receivable for the sale of one aircraft and the insured total loss of another aircraft from our operating lease portfolio	$48,991	$—